Exhibit 99.1

Contacts: Jerri Fuller Dickseski (Media) jerri.dickseski@hii-co.com 757-380-2341 Andy Green (Investors) andy.green@hii-co.com 757-688-5572

Huntington Ingalls Industries Reports Strong Second Quarter Results; Significant Progress on Key Programs

•	Revenues were $1.72 billion for the second quarter 2012

•	Segment operating margin improved to 7.4 percent from 6.3 percent in Q2 2011

•	Total operating margin rose to 6.2 percent, up from 5.8 percent in the same period 2011

•	Diluted earnings per share was $1.00, up 20 cents over second quarter 2011

•	Cash provided from operating activities was $151 million for the quarter

NEWPORT NEWS, Va. (Aug. 8, 2012) – Huntington Ingalls Industries (NYSE: HII) reported second quarter 2012 revenues of $1.72 billion, up 10.1 percent from the same period last year, and segment operating margin of 7.4 percent, up from 6.3 percent in Q2 2011. Total operating margin was 6.2 percent, up 34 basis points from the second quarter of last year, and second quarter diluted earnings per share was $1.00, compared with $0.80 in the same period of 2011, an increase of $0.20. Cash provided by operating activities in the second quarter of 2012 was $151 million, $35 million less than the same period last year. New business awards for the 2012 second quarter were approximately $2.5 billion, bringing total backlog to $16.2 billion, of which $12.6 billion is funded.

“The second quarter reflected the strong execution of our existing contracts and demonstrated the steady progress toward restoring margins at Ingalls,” said Mike Petters, HII’s president and chief executive officer. “Several of our large programs reached key milestones during the quarter, including the launch of two ships, LPD-25 Somerset and LHA-6 America, and the successful completion of sea trials on LPD-23 Anchorage.”

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

Second Quarter Highlights

	Three Months Ended June 30,
(In millions, except per share amounts)	2012	2011	$ Change	% Change
Revenues	$1,721	$1,563	$158	10.1%
Total segment operating income[1]	127	98	29	29.6%
Segment operating margin %[1]	7.4%	6.3%		111 bps
Total operating income	106	91	15	16.5%
Operating margin %	6.2%	5.8%		34 bps
Net earnings	50	40	10	25.0%
Diluted earnings per share	$1.00	$0.80	$0.20	25.0%
Weighted average diluted shares outstanding	50.1	49.6

[1]	Non-GAAP metric. See Exhibit B for reconciliation.

Second quarter consolidated revenues increased $158 million from the same period in 2011, driven by higher sales at the Ingalls and Newport News segments. The increase in Ingalls revenues was primarily attributable to higher sales in amphibious assault ships. Newport News revenues increased due to higher sales in aircraft carriers and submarines, offset by lower fleet support services.

Segment operating income in the quarter was $127 million, up $29 million from the same 2011 period. The increase was primarily due to the higher sales as well as performance improvements on the SSN-774 Virginia-class submarine construction (VCS) program, lower unfavorable performance adjustments in 2012 on the LPD-17 San Antonio-class (LPD) program and receipt of $7 million in resolution of a contract dispute with a private party. Total operating income was $106 million, up from $91 million in the same period last year. The increase was primarily due to the improvement in segment operating income, offset by a higher FAS/CAS adjustment. Total operating margin was 6.2 percent for the quarter, up 34 basis points from the second quarter of 2011.

Awards

The value of new contract awards during the three months ended June 30 was approximately $2.5 billion. Significant new awards during this period included contracts for the detail design and construction of LHA-7 Tripoli, advance procurement for construction of LPD-27 (unnamed) and planning efforts for CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH).

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended June 30,
($ in millions)	2012	2011	$ Change	% Change
Revenues	$756	$708	$48	6.8%
Operating income	38	19	19	100.0%
Operating margin %	5.0%	2.7%		234 bps

Ingalls revenues for the second quarter increased $48 million from the same period in 2011, driven by higher sales in amphibious assault ships. The increase in amphibious assault ships was due to higher sales on LHA-7 Tripoli, partially offset by lower sales on LHA-6 America. Surface combatants revenue remained stable as a result of higher sales on the DDG-1000 Zumwalt-class destroyer program, offset by lower sales on the DDG-51 Arleigh Burke-class destroyer program. LPD program revenues remained constant as higher sales on LPD-27 (unnamed) and LPD-25 Somerset were offset by lower sales following the delivery of LPD-22 USS San Diego in 2011 and in the construction of LPD-24 Arlington. The NSC-1 Legend-class (NSC) program remained flat due to lower sales following the delivery of NSC-3 USCGC Stratton in 2011, offset by higher sales on the construction of NSC-4 Hamilton and NSC-5 Joshua James and the advance procurement contract on NSC-6 (unnamed).

Ingalls operating income for the second quarter was $38 million compared with $19 million in the same period in 2011. The increase was primarily due to lower unfavorable performance adjustments on LPD-22 USS San Diego and higher favorable performance adjustments on LPD-25 Somerset in 2012 compared to the same period in 2011, as well as receipt of $7 million in resolution of a contract dispute with a private party. This increase was partially offset by higher unfavorable performance adjustments on LPD-24 Arlington and lower favorable performance adjustments on LPD-23 Anchorage in 2012 compared to the same period in 2011. Ingalls operating margin was 5.0 percent for the quarter, up from 2.7 percent in the same quarter of 2011.

Key Ingalls program milestones for the quarter:

•	Launched LPD-25 Somerset at Avondale shipyard

•	Awarded $133.7 million advance procurement contract for LPD-27 (unnamed)

•	Awarded $2.38 billion contract for detail design and construction of LHA-7 Tripoli

•	Launched the U.S. Navy’s next amphibious assault ship, LHA-6 America, at Pascagoula shipyard

•	Successfully completed U.S. Navy acceptance trials for LPD-23 Anchorage

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended June 30,
($ in millions)	2012	2011	$ Change	% Change
Revenues	$979	$872	$107	12.3%
Operating income	89	79	10	12.7%
Operating margin %	9.1%	9.1%		3 bps

Newport News revenues for the second quarter increased $107 million, or 12.3 percent, from the second quarter 2011, primarily driven by higher sales on aircraft carriers and submarines, offset by lower fleet support services. Aircraft carrier revenues increased due to higher sales on the construction contract for CVN-78 Gerald R. Ford, the advance construction contract for CVN-79 John F. Kennedy, the advance planning contract for the CVN-72 USS Abraham Lincoln RCOH and the advance planning contract for CVN-65 USS Enterprise inactivation, offset by lower sales on the execution contract for the CVN-71 USS Theodore Roosevelt RCOH and an engineering contract for CVN-78 Gerald R. Ford. The increase in submarines was primarily a result of higher sales on the VCS construction program, due to the continued transition to a two-boat-per-year production rate, partially offset by lower sales following the delivery of SSN-781 USS California in 2011. The reduction in fleet support services was primarily attributable to the re-delivery of the SSN-753 USS Albany in the third quarter 2011.

Newport News operating income for the second quarter was $89 million compared with $79 million in the same period in 2011. The increase was due primarily to the higher sales volume and the impact of performance improvements on the VCS construction program in 2012. Newport News operating margin was 9.1 percent for the quarter, flat compared to the same quarter of 2011.

Key Newport News program milestones for the quarter:

•	Reached 80 percent structural completion of CVN-78 Gerald R. Ford

•	Broke ground on the new Apprentice School, which will include an 80,000-square-foot school, workforce housing, retail space and a parking garage

•	Achieved “pressure hull complete,” a major construction milestone on the submarine SSN-783 Minnesota; slated for delivery in 2013

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

The Company

Huntington Ingalls Industries (HII) designs, builds and maintains nuclear and non-nuclear ships for the U.S. Navy and Coast Guard and provides after-market services for military ships around the globe. For more than a century, HII has built more ships in more ship classes than any other U.S. naval shipbuilder. Employing nearly 38,000 in Virginia, Mississippi, Louisiana and California, its primary business divisions are Newport News Shipbuilding and Ingalls Shipbuilding. For more information, please visit www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. EDT on August 8. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our costs and perform effectively; risks related to our spin-off from Northrop Grumman (including our increased costs and leverage); our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

Exhibit A: Financial Statements

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(in millions, except per share amounts)	2012	2011	2012	2011
Sales and service revenues
Product sales	$1,504	$1,351	$2,857	$2,817
Service revenues	217	212	432	430

Total sales and service revenues	1,721	1,563	3,289	3,247
Cost of sales and service revenues
Cost of product sales	1,252	1,124	2,391	2,377
Cost of service revenues	191	183	376	384
Income (loss) from operating investments, net	4	4	6	8
General and administrative expenses	176	169	342	318

Operating income (loss)	106	91	186	176
Other income (expense)
Interest expense	(29)	(30)	(59)	(45)

Earnings (loss) before income taxes	77	61	127	131
Federal income taxes	27	21	44	46

Net earnings (loss)	$50	$40	$83	$85

Basic earnings (loss) per share	$1.01	$0.81	$1.69	$1.73
Weighted-average common shares outstanding	49.5	48.8	49.2	48.8
Diluted earnings (loss) per share	$1.00	$0.80	$1.67	$1.72
Weighted-average diluted shares outstanding	50.1	49.6	49.8	49.2
Net earnings (loss) from above	$50	$40	$83	$85
Other comprehensive income (loss)
Change in unamortized benefit plan costs	21	11	45	39
Tax benefit (expense) on change in unamortized benefit plan costs	(8)	(4)	(17)	(15)

Other comprehensive income (loss), net of tax	13	7	28	24

Comprehensive income (loss)	$63	$47	$111	$109

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

($ in millions)	June 30 2012	December 31 2011
Assets
Current Assets
Cash and cash equivalents	$669	$915
Accounts receivable, net	878	711
Inventoried costs, net	357	380
Deferred income taxes	222	232
Prepaid expenses and other current assets	41	30

Total current assets	2,167	2,268
Property, plant, and equipment, net	1,992	2,033
Other Assets
Goodwill	844	844
Other purchased intangibles, net of accumulated amortization of $382 in 2012 and $372 in 2011	557	567
Pension plan assets	64	64
Debt issuance costs	44	48
Long-term deferred tax asset	92	128
Miscellaneous other assets	52	49

Total other assets	1,653	1,700

Total assets	$5,812	$6,001

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited) – CONTINUED

($ in millions, except share amounts)	June 30 2012	December 31 2011
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$314	$380
Current portion of long-term debt	36	29
Current portion of workers’ compensation liabilities	201	201
Current portion of postretirement plan liabilities	172	172
Accrued employees’ compensation	189	221
Advance payments and billings in excess of costs incurred	70	101
Provision for contract losses	6	19
Other current liabilities	229	249

Total current liabilities	1,217	1,372
Long-term debt	1,808	1,830
Other postretirement plan liabilities	589	581
Pension plan liabilities	791	936
Workers’ compensation liabilities	364	361
Other long-term liabilities	49	49

Total liabilities	4,818	5,129
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 49,494,305 issued and outstanding as of June 30, 2012; 48,821,563 issued and outstanding as of December 31, 2011	—	—

Additional paid-in capital	1,873	1,862
Retained earnings (deficit)	(58)	(141)
Accumulated other comprehensive income (loss)	(821)	(849)

Total stockholders’ equity	994	872

Total liabilities and stockholders’ equity	$5,812	$6,001

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30
($ in millions)	2012	2011
Operating Activities
Net earnings (loss)	$83	$85
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	82	81
Amortization of purchased intangibles	10	10
Amortization of debt issuance costs	4	2
Stock-based compensation	16	13
Change in
Accounts receivable	(167)	(171)
Inventoried costs	25	(114)
Prepaid expenses and other assets	(11)	(40)
Accounts payable and accruals	(158)	(77)
Deferred income taxes	29	(19)
Retiree benefits	(92)	59
Other non-cash transactions, net	1	(7)

Net cash provided by (used in) operating activities	(178)	(178)
Investing Activities
Additions to property, plant, and equipment	(57)	(83)

Net cash provided by (used in) investing activities	(57)	(83)
Financing Activities
Proceeds from issuance of long-term debt	—	1,775
Repayment of long-term debt	(15)	(7)
Debt issuance costs	—	(54)
Repayment of notes payable to former parent and accrued interest	—	(954)
Dividend to former parent in connection with spin-off	—	(1,429)
Proceeds from stock option exercises	4	1
Net transfers from (to) former parent	—	1,310

Net cash provided by (used in) financing activities	(11)	642

Change in cash and cash equivalents	(246)	381
Cash and cash equivalents, beginning of period	915	—

Cash and cash equivalents, end of period	$669	$381

Supplemental Cash Flow Disclosure
Cash paid for income taxes	$8	$11
Cash paid for interest	$55	$8
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$2	$1

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income” and “segment operating margin.” Segment operating income is defined as operating income before the FAS/CAS Adjustment and deferred state income taxes. Segment operating margin is segment operating income as a percentage of total sales and service revenues.

Segment operating income and segment operating margin are some of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended June 30,
($ in millions)	2012	2011
Sales and Service Revenues
Ingalls	$756	$708
Newport News	979	$872
Intersegment eliminations	(14)	(17)

Total sales and service revenues	$1,721	$1,563

Operating Income (Loss)
Ingalls	$38	$19
As a percentage of sales	5.0%	2.7%
Newport News	89	79
As a percentage of sales	9.1%	9.1%

Total Segment Operating Income (Loss)	127	98
As a percentage of sales	7.4%	6.3%
Non-segment factors affecting operating income
FAS/CAS Adjustment	(19)	(4)
Deferred state income taxes	(2)	(3)

Total operating income (loss)	$106	$91

As a percentage of sales	6.2%	5.8%
Interest expense	(29)	(30)
Federal income taxes	(27)	(21)

Total net earnings (loss)	$50	$40

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com